UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2008

Acusphere, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50405	04-3208947
(Commission File Number)	(IRS Employer Identification No.)

500 Arsenal Street
Watertown, MA	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 648-8800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On March 28, 2008, Acusphere Inc., a Delaware corporation (“Acusphere”) entered into a license agreement (the “License Agreement”) with Cephalon, Inc., a Delaware corporation (“Cephalon”).  The License Agreement provides Cephalon with an exclusive, worldwide license to Acusphere’s Hydrophobic Drug Delivery System (HDDS) for oncology applications, along with the rights to AI-850, Acusphere’s formulation of paclitaxel, in exchange for a cash payment of $10 million upon execution of the License Agreement.  The term of the License Agreement extends until expiration of the last of the patent rights licensed under the License Agreement.

Item 7.01           Regulation FD Disclosure

On March 31, 2008, Acusphere issued a press release announcing that it had entered into a license agreement with Cephalon to license Acusphere’s intellectual property rights to its Hydrophobic Drug Delivery System (HDDS) for oncology applications, along with the rights to AI-850, its formulation of paclitaxel, in exchange for a cash payment of $10 million. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.

This Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01           Financial Statements and Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.

Dated: April 1, 2008	By:	/s/ Lawrence A. Gyenes
		Name:	Lawrence A. Gyenes
		Title:	Senior Vice President, Chief Financial
Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 31, 2008